Moomjian & Waite, LLP
                             100 Jericho Quadrangle
                                    Suite 225
                             Jericho, New York 11753
                            Telephone: (516) 937-5900
                            Facsimile: (516) 937-5050

                                                                  April 27, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20006

      Re:   Windswept Environmental Group, Inc.
            Registration Statement on Form S-1

Dear Sirs/Madams:

      We have acted as counsel for Windswept Environmental Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 84,472,512 shares (the "Shares") of the common stock, par value $.0001 per share (the "Common Stock"), of the Company, to be offered and sold by a certain stockholder of the Company (the "Selling Stockholder"). In this regard, we have participated in the preparation of Amendment No. 2 to the Registration Statement on Form S-1 (the "Registration Statement") relating to the Shares. The Shares include (i) 1,500,000 shares of Common Stock issued by the Company to the Selling Stockholder (the "Issued Shares") and (ii) an aggregate of 82,972,512 shares (the "Underlying Shares") of Common Stock issuable upon exercise of outstanding warrants and options and upon the conversion of convertible notes (collectively the "Derivative Securities") of the Company.

      We are of the opinion that (a) the Issued Shares are duly authorized, legally issued, fully paid and non-assessable and (b) the Underlying Shares, upon issuance in accordance with the terms of the respective Derivative Securities, will be duly authorized, legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                       Very truly yours,

                                       /s/ Moomjian & Waite, LLP

                                       Moomjian & Waite, LLP